UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 9, 2011
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

On December 9, 2011, Bovie Medical Corporation (the “Company”) terminated the employment of Leonard Keen as its Vice President and General Counsel.  The termination of Mr. Keen’s employment was unanimously approved by the Company’s Board of Directors.

As previously disclosed in the Company’s report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2010, the Company entered into an employment agreement with Mr. Keen dated as of March 2, 2010 (the “Employment Agreement”).  The Employment Agreement provided for the payment of a base annual salary of not less than $187,500 as well as certain other payments and benefits.  The Employment Agreement also provided for the payment, under certain circumstances, of a lump sum severance payment equal to three (3) times base compensation plus certain other payments and benefits as set forth in the Employment Agreement (the “Severance Payment”).  However, certain disputes have arisen between the Company and Mr. Keen, relating to his employment and the Employment Agreement as a consequence of which, the Company believes there is no Severance Payment obligation to Mr. Keen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
Chief Executive Officer and Chairman of the Board